Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer Investor Relations (678) 473-2647 jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
THIRD QUARTER 2010 RESULTS
Suwanee, Ga. (October 27, 2010) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the third quarter 2010.
Revenues in the third quarter 2010 were $274.3 million, as compared to third quarter 2009 revenues of $275.8 million and compared to second quarter 2010 revenues of $280.4 million. Through the first three quarters of 2010 and 2009, revenues were $821.3 million and $807.8 million, respectively.
Adjusted net income (a non-GAAP measure) in the third quarter 2010 was $0.19 per diluted share, compared to $0.25 per diluted share for the third quarter 2009 and $0.24 per diluted share for the second quarter of 2010. Year to date, adjusted net income was $0.67 per diluted share for 2010 as compared to $0.69 per diluted share in 2009.
GAAP net income in the third quarter 2010 was $0.11 per diluted share, as compared to third quarter 2009 GAAP net income of $0.17 per diluted share and second quarter 2010 GAAP net income of $0.15 per diluted share. Year to date, GAAP net income was $0.41 per diluted share in 2010 as compared to GAAP net income of $0.45 per diluted share in 2009. Significant GAAP items that have been excluded in computing adjusted net income and adjusted net income per diluted share include amortization of intangible assets, equity compensation, non-cash interest expense, restructuring charges, and certain discrete tax items. A reconciliation of adjusted net income to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
Gross margin for the third quarter 2010 was 37.2%, which compares to the third quarter 2009 gross margin of 41.9% and the second quarter 2010 gross margin of 40.4%. As expected, margins declined as a result of a shift in product mix.
The Company ended the third quarter 2010 with $640.4 million of cash, cash equivalents and short-term investments, up in the aggregate by approximately $78.6 million from the end of the third quarter 2009 and down $23.0 million from the end of the second quarter 2010. The Company generated $12.5 million of cash from operating activities during the third quarter 2010 and $95.9 million through the first nine months of 2010, which compares to $63.1 million and $171.2 million during the same periods in 2009, respectively. Order backlog at the end of the third quarter 2010 was $119.6 million as compared to $169.5 million and $174.1 million at the end of the third quarter 2009 and the second quarter 2010, respectively. The Company’s book-to-bill ratio in the third quarter 2010 was 0.80 as compared to the third quarter 2009 of 1.01 and the second quarter 2010 of 0.92.
“Third quarter financial results came in as we had forecast with CPE sales during the quarter at the highest level since 2007,” said Bob Stanzione, ARRIS Chairman & CEO. “As a result of our efforts to expand our portfolio with new IP video based products, as well as the increased demand that we anticipate for our core products, we continue to see our total addressable market growing significantly in the coming years.”
During the quarter the Company demonstrated its video, data and voice products at the IBC Show in Amsterdam. These product solutions provide European operators with a competitive technical and business case advantage based on the Company’s decades of expertise in developing IP technologies. The Company also demonstrated its video, data, fixed and wireless voice solutions to Brazilian cable operators at the ABTA Cable Exhibition in Sao Paulo, Brazil. In addition, the Company added two new customers in Korea for its CMTS platform and a major MSO customer in Germany for its universal edge QAM product.
“Of note, in the third quarter, we repurchased approximately 1.7 million shares of ARRIS common stock for $15.6 million and repurchased $14.0 million (face value) of Convertible Notes for $13.5 million. Year to date, we have repurchased 3.8 million shares and $19.0 million (face value) of Convertible Notes for an aggregate purchase price of $57.6 million. With respect to the fourth quarter 2010, we now project that revenues for the Company will be in the range of $250 to $275 million, with adjusted net income per diluted share in the range of $0.14 to $0.18 and GAAP net income per diluted share, in the range of $0.05 to $0.09.” said David Potts, ARRIS EVP & CFO.
ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, October 27, 2010, to discuss these results in detail. You may participate in this conference call by dialing 888-679-8038 or 617-213-4850 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 59527542 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the 5:00pm EDT conference call. A replay of the conference call can be accessed approximately two hours after the call through Tuesday, November 2, 2010 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 69800362. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS
ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple and quad-play broadband services for residential and business customers around the world. The Company supplies broadband operators with the tools and platforms they need to deliver converged IP video solutions, carrier-grade telephony, demand driven video, next-generation advertising, network and workforce management solutions, access and transport architectures and ultra high-speed data services. Headquartered in Suwanee, Georgia, USA, ARRIS has R&D centers in Suwanee, GA; Beaverton, OR; Chicago, IL; Kirkland, WA; State College, PA; Wallingford, CT; Waltham, MA; Cork, Ireland; and Shenzhen, China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.
Forward-looking statements:
Statements made in this press release, including those related to:
•	growth expectations and business prospects;

•	revenues and net income for the fourth quarter 2010, full year 2010, and beyond;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things:
•	projected results for the fourth quarter 2010 as well as the general outlook for 2011 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	ARRIS’ customers operate in a capital intensive consumer based industry, and the current volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2010. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.
# # # # #

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009

ASSETS
Current assets:
Cash and cash equivalents	$351,894	$370,932	$500,044	$500,565	$461,795
Short-term investments, at fair value	288,463	292,421	161,012	125,031	99,917

Total cash, cash equivalents and short term investments	640,357	663,353	661,056	625,596	561,712

Restricted cash	4,480	4,478	4,476	4,475	4,473
Accounts receivable, net	133,915	139,673	139,207	143,708	119,125
Other receivables	2,654	6,368	3,057	6,113	2,235
Inventories, net	89,203	78,830	79,907	95,851	100,024
Prepaids	8,934	10,196	10,546	11,675	10,764
Current deferred income tax assets	28,585	30,469	37,324	35,994	32,883
Income taxes recoverable	17,094	5,943	—	3,106	2,026
Other current assets	11,253	15,386	14,328	15,790	15,167

Total current assets	936,475	954,696	949,901	942,308	848,409

Property, plant and equipment, net	56,816	56,128	56,223	57,195	58,339
Goodwill	235,109	235,122	235,256	235,388	234,416
Intangible assets, net	177,560	186,529	195,551	204,572	201,351
Investments	29,591	29,485	25,435	20,618	30,574
Noncurrent deferred income tax assets	6,560	6,127	6,298	6,759	3,593
Other assets	6,129	6,755	8,050	8,776	7,648

	$1,448,240	$1,474,842	$1,476,714	$1,475,616	$1,384,330

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$52,011	$72,652	$44,523	$53,979	$42,659
Accrued compensation, benefits and related taxes	25,913	20,696	23,639	36,936	27,054
Accrued warranty	3,504	3,539	3,632	4,265	5,292
Deferred revenue	36,029	44,913	53,024	47,044	35,423
Current portion of long-term debt	12	50	87	124	148
Current deferred income tax liability	—	—	—	—	250
Other accrued liabilities	25,891	24,476	42,978	46,203	34,979

Total current liabilities	143,360	166,326	167,883	188,551	145,805
Long-term debt, net of current portion	204,053	212,914	214,131	211,248	208,433
Accrued pension	17,383	17,058	16,733	16,408	18,914
Noncurrent income taxes payable	16,509	16,523	16,248	14,815	10,632
Noncurrent deferred income tax liabilities	32,193	28,705	33,577	37,204	35,188
Other noncurrent liabilities	14,926	15,704	16,871	16,021	15,301

Total liabilities	428,424	457,230	465,443	484,247	434,273

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,406	1,405	1,402	1,388	1,385
Capital in excess of par value	1,199,184	1,194,829	1,187,854	1,183,872	1,177,958
Treasury stock at cost	(115,248)	(99,645)	(79,019)	(75,960)	(75,960)
Unrealized gain (loss) on marketable securities	(374)	217	2	28	(60)
Unfunded pension liability	(6,041)	(6,041)	(6,041)	(6,041)	(8,070)
Accumulated deficit	(58,927)	(72,969)	(92,743)	(111,734)	(145,012)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	1,019,816	1,017,612	1,011,271	991,369	950,057

	$1,448,240	$1,474,842	$1,476,714	$1,475,616	$1,384,330

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$274,286	$275,772	$821,338	$807,811
Cost of sales	172,299	160,299	493,562	479,548

Gross margin	101,987	115,473	327,776	328,263

Operating expenses:
Selling, general, and administrative expenses	33,913	36,311	103,489	110,782
Research and development expenses	35,138	30,909	105,041	89,447
Restructuring charges	—	73	73	785
Amortization of intangible assets	8,970	9,281	27,013	27,807

	78,021	76,574	235,616	228,821

Operating income	23,966	38,899	92,160	99,442
Other expense (income):
Interest expense	4,533	4,356	13,728	13,121
Gain on investments	(369)	(238)	(400)	(453)
Loss on foreign currency	94	1,114	283	3,642
Interest income	(399)	(424)	(1,469)	(1,172)
Gain on debt retirement	(263)	—	(378)	(4,152)
Other (income) expense, net	280	(263)	107	(887)

Income from continuing operations before income taxes	20,090	34,354	80,289	89,343
Income tax expense	6,048	12,655	27,482	31,853

Net income	$14,042	$21,699	$52,807	$57,490

Net income per common share
Basic	$0.11	$0.17	$0.42	$0.46

Diluted	$0.11	$0.17	$0.41	$0.45

Weighted average common shares:
Basic	125,237	125,326	125,927	124,381

Diluted	127,638	129,695	129,103	127,916

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net income	$14,042	$21,699	$52,807	$57,490
Depreciation	5,837	5,408	16,893	15,370
Amortization of intangible assets	8,969	9,281	27,012	27,807
Stock compensation expense	5,785	4,260	16,058	11,714
Deferred income tax provision (benefit)	4,939	9,751	2,598	13,678
Amortization of deferred finance fees	170	180	527	548
Provision for doubtful accounts	(209)	11	83	1
Gain on investments	(370)	(238)	(401)	(453)
Loss (gain) on disposal of fixed assets	337	(76)	369	(46)
Non-cash interest expense	2,781	2,772	8,548	8,308
Gain on debt retirement	(263)	—	(378)	(4,152)
Excess income tax benefits from stock-based compensation plans	(36)	(1,471)	(2,683)	(2,027)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	5,967	9,830	9,710	40,801
Other receivables	3,930	2,359	2,760	539
Inventory	(10,373)	16,641	6,648	30,449
Income taxes payable/recoverable	(11,165)	(4,800)	(14,173)	(2,868)
Accounts payable and accrued liabilities	(22,603)	(9,757)	(42,226)	(32,620)
Other, net	4,796	(2,800)	11,789	6,665

Net cash provided by operating activities	12,534	63,050	95,941	171,204

Investing Activities:
Purchases of property, plant, and equipment	(6,862)	(3,459)	(17,127)	(14,327)
Cash paid for acquisition, net of cash acquired	—	(7,930)	—	(8,130)
Cash proceeds from sale of property, plant & equipment	—	207	243	208
Purchases of investments	(100,461)	(93,079)	(331,547)	(151,845)
Disposals of investments	104,760	20,479	159,914	54,416

Net cash used in investing activities	(2,563)	(83,782)	(188,517)	(119,678)

Financing Activities:
Payment of debt obligations	(38)	(49)	(112)	(121)
Early redemption of long-term debt	(13,531)	—	(18,331)	(10,556)
Repurchase of common stock	(15,603)	—	(39,288)	—
Excess income tax benefits from stock-based compensation plans	36	1,471	2,683	2,027
Repurchase of shares to satisfy employee tax withholdings	3	—	(6,422)	(2,180)
Proceeds from issuance of common stock	124	4,259	5,375	11,205

Net cash provided by (used in) financing activities	(29,009)	5,681	(56,095)	375
Net increase (decrease) in cash and cash equivalents	(19,038)	(15,051)	(148,671)	51,901
Cash and cash equivalents at beginning of period	370,932	476,846	500,565	409,894

Cash and cash equivalents at end of period	$351,894	$461,795	$351,894	$461,795

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL NET INCOME RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q1 2010		Q2 2010		Q3 2010		September YTD 2010
		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share
Net income	$18,991	$0.15	$19,774	$0.15	$14,042	$0.11	$52,807	$0.41

Highlighted items:
Impacting gross margin:
Stock compensation expense	433	—	481	—	491	—	1,405	0.01

Impacting operating expenses:
Acquisition costs, restructuring and other	52	—	21	—	—	—	73	—
Amortization of intangible assets	9,022	0.07	9,022	0.07	8,969	0.07	27,013	0.21
Stock compensation expense	4,088	0.03	5,272	0.04	5,294	0.04	14,654	0.11

Impacting other (income) / expense:
Non-cash interest expense	2,883	0.02	2,884	0.02	2,781	0.02	8,548	0.07
Gain on retirement of debt	—	—	(115)	—	(263)	—	(378)	—

Impacting income tax expense:
Adjustments of income tax valuation allowances and research & development credits and other	1,222	0.01	(351)	—	(1,040)	(0.01)	(169)	—
Tax related to highlighted items above	(5,505)	(0.04)	(6,170)	(0.05)	(6,133)	(0.05)	(17,808)	(0.14)

Total highlighted items	12,195	0.09	11,044	0.08	10,099	0.08	33,338	0.26

Net income excluding highlighted items	$31,186	$0.24	$30,818	$0.24	$24,141	$0.19	$86,145	$0.67

Weighted average common shares — diluted		129,975		130,690		127,638		129,103

	Q1 2009		Q2 2009		Q3 2009		September YTD 2009
		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share
Net income	$12,882	$0.10	$22,909	$0.18	$21,699	$0.17	$57,490	$0.45

Highlighted items:
Impacting gross margin:
Stock compensation expense	303	—	366	—	394	—	1,063	0.01

Impacting operating expenses:
Acquisition costs, restructuring and other	120	—	592	—	348	—	1,060	0.01
Amortization of intangible assets	9,263	0.07	9,263	0.07	9,281	0.07	27,807	0.22
Stock compensation expense	3,098	0.02	3,687	0.03	3,866	0.03	10,651	0.08

Impacting other (income) / expense:
Non-cash interest expense	2,818	0.02	2,718	0.02	2,772	0.02	8,308	0.06
Gain on retirement of debt	(4,152)	(0.03)	—	—	—	—	(4,152)	(0.03)

Impacting income tax expense:
Adjustments of income tax valuation allowances and research & development credits and other	1,455	0.01	—	—	(166)	—	1,289	0.01
Tax related to highlighted items above	(3,646)	(0.03)	(5,322)	(0.04)	(6,218)	(0.05)	(15,186)	(0.12)

Total highlighted items	9,259	0.07	11,304	0.09	10,277	0.08	30,840	0.24

Net income excluding highlighted items	$22,141	$0.18	$34,213	$0.27	$31,976	$0.25	$88,330	$0.69

Weighted average common shares — diluted		124,920		128,054		129,695		127,916

With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. With respect to amortization of intangibles, the intangibles being amortized relate to our acquisitions. The acquisition costs, restructuring, and other reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. With respect to the convertible debt non-cash interest, ARRIS records non-cash interest expense related to the 2013 convertible debt as a result of the adoption of FSP ABP 14-1 on January 1, 2009. Disclosing the non-cash piece provides investors with the information regarding interest that will not be paid out in cash. In both 2010 and 2009, income tax expense adjustments were recorded for state valuation allowances and research and development tax credits. During the first quarter of 2009, and the second & third quarters of 2010, ARRIS repurchased a portion of their convertible debt and recognized a gain of approximately $4.2 million, $0.1 million and $0.3 million, respectively.
In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis.

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL OPERATING INCOME RECONCILIATIONS
(unaudited)
(in thousands)

	Q1 2010	Q2 2010	Q3 2010	Sept 2010 YTD

Operating Income as reported	$33,955	$34,239	$23,966	$92,160
Operating Income as a % of sales	13%	12%	9%	11%
Highlighted Items:
Stock compensation expense	4,521	5,753	5,785	16,059
Acquisition costs, restructuring and other	52	21	—	73
Amortization of intangible assets	9,022	9,022	8,969	27,013

Operating Income excluding highlighted items	47,550	49,035	38,720	135,305
Operating Income excluding highlighted items as a % of sales	18%	17%	14%	16%

	Q1 2009	Q2 2009	Q3 2009	Sept 2009 YTD

Operating Income as reported	$22,389	$38,154	$38,899	$99,442
Operating Income as a % of sales	9%	14%	14%	12%
Highlighted Items:
Stock compensation expense	3,401	4,053	4,260	11,714
Acquisition costs, restructuring and other	120	592	348	1,060
Amortization of intangible assets	9,263	9,263	9,281	27,807

Operating Income excluding highlighted items	35,173	52,062	52,788	140,023
Operating Income excluding highlighted items as a % of sales	14%	19%	19%	17%
See the Preliminary Supplemental Net Income Reconciliation for a discussion regarding these adjustments and management’s reasoning for providing this adjusted financial measure.

ARRIS GROUP, INC.
Net Income Reconciliation (unaudited)
Q4 2010 EPS Guidance

Estimated GAAP EPS	$0.05 - $0.09
Reconciling Items
Amortization of Intangibles (after tax)	$0.05
Stock Compensation Expense (after tax)	$0.03
Non-Cash Interest — Convertible Debt (after tax)	$0.01

Subtotal	$0.09

Estimated Adjusted (Non-GAAP) EPS	$0.14 - $0.18

See the Preliminary Supplemental Net Income Reconciliation for a discussion regarding these adjustments and management’s reasoning for providing this adjusted financial measure.